Exhibit 21

APTARGROUP, INC.

LIST OF SUBSIDIARIES

	State or Other
	Jurisdiction of	Percentage
	Incorporation	Owned

AptarGroup International L.L.C.	Delaware	100%
Seaquist Canada Ltd.	Canada	100%
Asia Pacific Inspection Center (Suzhou) Co., Ltd.	China	55%
AIGE LLC	Delaware	100%
PT. Aptar B&H Indonesia	Indonesia	99.77%
AptarGroup Global Holding S.a.r.l.	Luxembourg	100%
AptarGroup International Holding S.a.r.l.	Luxembourg	100%
Aptar Ventures LLC	Delaware	100%
Aptar Queretaro S.A. de C.V.	Mexico	100%
Aptar Argentina S.A.	Argentina	100%
Aptar B&H Embalagens Ltda.	Brazil	100%
Graphocolor do Brasil Embalagens Ltda.	Brazil	100%
MBF Embalagens Ltda.	Brazil	100%
Aptar Cali SAS	Colombia	100%
Aptar Andina SAS	Colombia	100%
Aptargroup UK Holdings Ltd.	United Kingdom	100%
AptarGroup International Investment Limited	Ireland	100%
Aptar (Guangzhou) Dispensing Systems Co., Ltd.	China	100%
Aptar (Thailand) Ltd.	Thailand	100%
AptarGroup Holding S.A.S.	France	100%
Aptar South Europe SARL	France	100%
Aptar Italia S.p.A.	Italy	100%
Aptargroup Holding GmbH	Germany	100%
Desotec GmbH	Germany	23.5%
Aptar Radolfzell GmbH	Germany	100%
P&P Promotion of German Manufacturing Technologies GmbH	Germany	100%
Aptar Torello, S.A.	Spain	100%
Aptar Freyung GmbH	Germany	100%
Aptar Ckyne s.r.o.	Czech Republic	100%
Aptar Dortmund GmbH	Germany	100%
Aptar Menden GmbH	Germany	100%
MegaPlast GmbH	Germany	100%
Mega Airless Asia Limited	Hong Kong	100%
AptarGroup S.A.S.	France	100%
Seaquist Closures France S.A.S.	France	100%
Graphocolor S.A.S.	France	100%
Aptar Stelmi SAS	France	100%
Aptar France S.A.S.	France	100%
GIE Aptar Louveciennes	France	100%
MBF Developpement S.A.S.	France	100%
MBF Plastiques S.A.S.	France	100%
Aptar Ballinasloe Limited	Ireland	100%
Aptar Madrid S.A.	Spain	100%
Aptar Mezzovico S.A.	Switzerland	100%
EP Systems S.A. en Liquidation	Switzerland	100%
OOO Aptar Vladimir	Russia	100%
Aptar UK Ltd.	United Kingdom	100%
Seaquist Perfect Dispensing Limited	United Kingdom	100%
Seaquist Closures, Ltd.	United Kingdom	100%
Bapco Closures Holdings Limited	United Kingdom	20%
Aptar Suzhou Dispensing Systems Co. Ltd.	China	100%
Aptar Beauty + Home India Private Ltd.	India	100%
Aptar Pharma India Private Limited	India	100%

	State or Other
	Jurisdiction of	Percentage
	Incorporation	Owned

Next Breath LLC	Maryland	100%
Mega Pumps, Inc.	Delaware	100%
Mega Pumps L.P.	Delaware	100%
Philson, Inc.	Connecticut	100%